Exhibit 10.25

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

PROMISSORY NOTE

Principal Amount: U.S. $250,000.00	Effective Date: July 15, 2016

FOR VALUE RECEIVED, Minerco, Inc., a Nevada corporation (the “Maker”), hereby promises to pay to Pacific Isle Wholesale, Ltd., a Hong Kong corporation, or his successors and assigns (the “Payee”) to such address as Payee shall provide in writing to the Maker for such purpose, a principal sum of Two Hundred and Fifty Thousand Dollars and Zero Cents (U.S. $250,000.00). The aggregate principal amount outstanding under this Note will be conclusively evidenced by the schedule annexed hereto (the “Loan Schedule”), up to a maximum principal amount of U.S $250,000.00. The entire principal amount hereunder shall be due and payable July 15, 2017 (the “Maturity Date”), or on such earlier date as such principal amount may earlier become due and payable pursuant to the terms hereof.

This Note is being issued pursuant to that certain Asset Purchase Agreement, dated July 15, 2016, contemplating the sale of Athena Brands, Inc. from the Maker to the Payee and attached hereto as Exhibit A (the “Asset Purchase Agreement”).

1.             Consideration. The Payee agrees to pay and the Maker agrees to accept the Note as contemplated in the Asset Purchase Agreement.

2.             Asset Purchase Agreement. Attached as Exhibit A, hereto.

3.            Interest Rate. Interest shall accrue on the unpaid principal amount of this Convertible Promissory Note (the “Note”) at the rate of eight percent (8%) per annum from the date of the first making of the loan for such principal amount until such unpaid principal amount is paid in full. Interest hereunder shall be paid on such date as the principal amount under this Note becomes due and payable in accordance with the terms hereof and shall be computed on the basis of a 360-day year for the actual number of days elapsed.

4.            Prepayment Right. Prepayment of principal and/or other amounts owed under this Note may be made prior to the Maturity Date without written consent of the Payee. Unless otherwise agreed in writing each payment will be applied to the extent of available funds from such payment in the following order: (i) first to accrued but unpaid interest, and (ii) lastly to the outstanding principal. Furthermore, at the sole discretion of the Maker, prior to the Maturity Date, this Note may be prepaid by issuing Twenty-Five Million (25,000,000) shares of the Maker’s common stock to the Payee as per the Asset Purchase Agreement ($250,000 paid by common stock valued at $0.01 per share). Such prepayment will be considered payment in full, regardless of accrued interest.

5.            Acceleration. After the Maturity Date, at the option of the Payee, all principal and other amounts owed under this Note shall become immediately due and payable without notice or demand by the Payee, and the Payee will have, in addition to its rights and remedies under this Note, full recourse against any assets of Maker, and may pursue any legal or equitable remedies that are available to it.

6.            No Waiver of Payee’s Rights, etc. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. The Maker hereby waives presentment of payment, protest, and notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

7.            Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

8.            Cumulative Rights and Remedies; Usury. The rights and remedies of the Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available. If it shall be found that any interest outstanding hereunder shall violate applicable laws governing usury, the applicable rate of interest outstanding hereunder shall be reduced to the maximum permitted rate of interest under such law.

9.            Collection Expenses. If this obligation is placed in the hands of an attorney for collection after default, and provided the Payee prevails on the merits in respect to its claim of default, the Maker shall pay (and shall indemnify and hold harmless the Payee from and against), all reasonable attorneys’ fees and expenses incurred by the Payee in pursuing collection of this Note.

10.          Successors and Assigns. This Note shall be binding upon the Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns. The term “Payee” as used herein, shall also include any endorsee, assignee or other holder of this Note.

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11.          Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, the Maker shall execute and deliver to the Payee a new promissory note containing the same terms, and in the same form, as this Note. In such event, the Maker may require the Payee to deliver to the Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

12.          Due Authorization. This Note has been duly authorized, executed and delivered by the Maker and is the legal obligation of the Maker, enforceable against the Maker in accordance with its terms.

13.          Governing Law. This Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principles of conflicts of law thereof.

14.          Severability. If any provision of this Note is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Note are not affected or impaired in any way and the Maker and Payee agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision, that achieves, to the greatest lawful extent under this Note, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

[Intentionally Left Blank – Signature Page Follows]

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IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be duly executed and delivered as of the date first set forth above.

MAKER MINERCO, INC.

By:	/s/ V. Scott Vanis
Name:	V. Scott Vanis
Title:	CEO

[Signature Page for Promissory Note]

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EXHIBIT A

ASSET PURCHASE AGREEMENT

MINERCO – PACIFIC ISLE

ATHENA - AVANZAR

A-1

LOAN SCHEDULE

Promissory Note Issued by Fuse Live Events, Inc.

Dated: ___________________

SCHEDULE

OF

PAYMENTS OF PRINCIPAL & INTEREST

Date of Payment	Amount of Payment	Total Amount Due Subsequent To Payment

LS-1